UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
 Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

August 27, 2003

Date of Report (Date of earliest event reported)

BB&T Corporation
 (Exact name of registrant as specified in its charter)

Commission file number : 1-10853

North Carolina	56-0939887
(State of incorporation)	(I.R.S. Employer Identification No.)

200 West Second Street
Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)

(336) 733-2000
(Registrant's telephone number, including area code)

This Form 8-K has 3 pages.

ITEM 5.   OTHER EVENTS

The purpose of this Current Report on Form 8-K is to announce the approval of a new share repurchase program. On August 26, 2003, BB&T’s Board of Directors granted authority for the repurchase of up to 50 million shares of the Corporation’s common stock that may be acquired as needed for general corporate purposes.

The share repurchase plan approved on August 26, 2003, replaces a plan approved in February 2002 to repurchase up to 40 million shares of BB&T’s common stock. Approximately 35.4 million shares have been repurchased pursuant to this plan. The Board also authorized the Corporation to repurchase the remaining shares authorized under the February 2002 Board resolution.

S I G N A T U R E

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BB&T CORPORATION
(Registrant)

By: /S/ Edward D. Vest

Edward D. Vest
Corporate Controller
(Principal Accounting Officer)

Date:  August 27, 2003